Exhibit 99.2

Financial Statements

American Casino & Entertainment Properties LLC

September 30, 2017

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2017	December 31, 2016
	(Unaudited)
	(In thousands)
Assets
Current Assets:
Cash and cash equivalents	$62,258	$60,920
Investments -restricted	152	152
Accounts receivable, net	8,066	5,965
Other current assets	14,005	13,136
Total Current Assets	84,481	80,173
Property and equipment, net	1,047,461	1,050,618
Intangible and other assets, net	15,781	15,616
Total Assets	$1,147,723	$1,146,407
Liabilities and Members' Equity
Current Liabilities:
Accounts payable	$11,174	$5,533
Accrued expenses	19,533	17,823
Accounts payable and accrued expenses - related party	23	12
Accrued payroll and related expenses	12,429	15,586
Current portion of long-term debt, net of unamortized discount and debt issuance costs	165,798	2,950
Current portion of long-term debt - related party	3,255	—
Total Current Liabilities	212,212	41,904
Long-Term Liabilities:
Long-term debt, net of unamortized discount and debt issuance costs	—	216,663
Capital lease obligations, less current portion	948	948
Total Long-Term Liabilities	948	217,611
Total Liabilities	213,160	259,515
Commitments and Contingencies (Note 6.)
Members' Equity:
Members' Equity	934,563	886,892
Total Members' Equity	934,563	886,892
Total Liabilities and Members' Equity	$1,147,723	$1,146,407

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,
	2017	2016
	(Unaudited)
	(In thousands)
Revenues:
Casino	$54,572	$51,879
Hotel	25,986	24,609
Food and beverage	22,438	21,000
Tower, retail, entertainment and other	9,315	9,473
Gross revenues	112,311	106,961
Less promotional allowances	7,582	7,092
Net revenues	104,729	99,869
Costs And Expenses:
Casino	16,926	16,602
Hotel	11,205	10,209
Food and beverage	16,588	15,824
Other operating expenses	2,250	2,496
Selling, general and administrative	35,072	31,484
Depreciation and amortization	7,497	6,832
(Gain) loss on disposal of assets	634	(35)
Total costs and expenses	90,172	83,412
Income From Operations	14,557	16,457
Other Expense:
Interest expense	(2,228)	(3,380)
Interest expense - related party	(19)	—
Total other expense	(2,247)	(3,380)
Net Income	$12,310	$13,077

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30,
	2017	2016
	(Unaudited)
	(In thousands)
Revenues:
Casino	$168,826	$159,905
Hotel	75,165	69,238
Food and beverage	65,879	62,043
Tower, retail, entertainment and other	26,151	26,076
Gross revenues	336,021	317,262
Less promotional allowances	23,388	21,433
Net revenues	312,633	295,829
Costs And Expenses:
Casino	51,423	50,057
Hotel	31,404	29,044
Food and beverage	48,522	45,927
Other operating expenses	7,126	7,576
Selling, general and administrative	98,240	93,521
Depreciation and amortization	21,929	20,198
(Gain) loss on disposal of assets	607	(35)
Total costs and expenses	259,251	246,288
Income From Operations	53,382	49,541
Other Expense:
Loss on debt redemption	(881)	(1,053)
Interest expense	(7,200)	(10,540)
Interest expense - related party	(30)	(23)
Total other expense	(8,111)	(11,616)
Net Income	$45,271	$37,925

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2017	2016
	(Unaudited)
	(In thousands)
Cash Flows From Operating Activities:
Net income	$45,271	$37,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,929	20,198
Amortization of debt issuance and debt discount costs	771	923
Loss on debt redemption	881	1,053
(Gain) loss on disposal of assets	607	(35)
Share-based compensation	2,400	841
Changes in operating assets and liabilities:
Accounts receivable, net	(2,101)	(267)
Other assets	(1,034)	880
Accounts payable and accrued expenses	4,026	1,413
Related party activity, net	11	12
Net Cash Provided by Operating Activities	72,761	62,943
Cash Flows From Investing Activities:
Acquisition of property and equipment	(19,251)	(19,806)
Proceeds from sale of property and equipment	40	83
Net Cash Used in Investing Activities	(19,211)	(19,723)
Cash Flows From Financing Activities:
Payments on notes payable	(52,212)	(37,212)
Net Cash Used in Financing Activities	(52,212)	(37,212)
Net increase in cash and cash equivalents	1,338	6,008
Cash and cash equivalents - beginning of period	60,920	71,763
Cash and cash equivalents - end of period	$62,258	$77,771
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest, net of amounts capitalized	$6,446	$9,644
Supplemental Disclosures of Non-Cash Items:
Accrued capital expenditures	$690	$31

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

(Unaudited)

(In thousands)

	Class A	Class B
	Equity	Equity	Total Equity
Balance at December 31, 2016	$—	$886,892	$886,892
Net income	—	45,271	45,271
Share-based compensation	—	2,400	2,400
Balance at September 30, 2017	$—	$934,563	$934,563

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. The Company

American Casino & Entertainment Properties LLC, or ACEP, was formed in Delaware on December 29, 2003. As used in this Quarterly Report, the terms “ACEP”, “company”, “we”, “our”, “ours”, and “us” refer to American Casino & Entertainment Properties LLC and its subsidiaries, unless the context suggests otherwise. ACEP owns and operates the Stratosphere Casino Hotel & Tower, or the Stratosphere, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in Las Vegas, Nevada, and the Aquarius Casino Resort, or the Aquarius, in Laughlin, Nevada.

On April 22, 2007, American Entertainment Properties Corp., or AEP, our former direct parent, entered into a Membership Interest Purchase Agreement, or the Agreement, with W2007/ACEP Holdings, LLC, or Holdings, an affiliate of Whitehall Street Real Estate Funds, or Whitehall, a series of real estate investment funds affiliated with Goldman, Sachs & Co., to sell all of our issued and outstanding membership interests to Holdings, for approximately $1.3 billion. Pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and W2007/ACEP Managers Voteco, LLC, or Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. Voteco’s acquisition of ACEP, or the Acquisition, closed at a purchase price of $1.2 billion on February 20, 2008.

On October 20, 2017, Voteco and Holdings completed the sale of all of the outstanding equity interest of ACEP to Golden Entertainment Inc., or Golden. Under the terms of the Membership Interest Purchase Agreement, or purchase agreement, the aggregate consideration to be paid by Golden for the transaction is $850 million, consisting of $781.0 million in cash (subject to certain post-closing adjustments) and the issuance of 4,046,494 shares of Golden common stock to Holdings (the “transaction”). Of the cash consideration, $5.0 million is being held in escrow as security for satisfaction of Holdings’ post-close working capital adjustment obligations in accordance with the purchase agreement. At the completion of the transaction, Holdings and Golden entered into a stockholders agreement that includes, among other things, a 90-day restriction on sales of Golden’s common stock by Holdings and a standstill agreement. At the completion of the transaction, Holdings also entered into a registration rights agreement with Golden with respect to the Golden stock issued at the closing.

Note 2. Basis of Presentation

The accompanying condensed consolidated financial statements included herein have been prepared by ACEP, without audit, in accordance with the accounting policies described in our 2016 audited consolidated financial statements. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted. We believe that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting only of those of a normal recurring nature), which are necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results to be expected for any future interim period or for the entire fiscal year.

These condensed consolidated financial statements should be read in conjunction with the 2016 consolidated audited financial statements and related notes presented in our annual report for the year ended December 31, 2016. On August 30, 2016 we deregistered as a publically reporting entity. Our reports through June 30, 2016 are available electronically by visiting the SEC website at http://www.sec.gov.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of ACEP and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue arising from contracts with customers is recognized. Additionally, the new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. In April 2016, FASB issued ASU No. 2016-10, Revenue from Contracts with Customers. This update provides clarification on two topics contained in ASU No. 2014-09 - identifying performance obligations and the licensing implementation guidance. The effective date for the amendments in this update is the same as ASU No. 2014-09. The Company is currently assessing the impact that adoption of this new accounting guidance will have on its consolidated financial statements and footnote disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases. This amendment amends current guidance by requiring that lessees recognize a lease liability and a right-of-use asset (initially measured at the present value of the lease payments) on their balance sheets for operating leases. The accounting for lessors remains largely unchanged from prior guidance. This amendment will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted. Upon adoption, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period using a modified retrospective approach. The Company is currently assessing the impact the adoption of this new accounting guidance will have on its consolidated financial statements and footnote disclosures.

In August 2016, FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. This amendment provides definitive guidance on the treatment of eight specific cash flow issues. The issues include: 1) Debt prepayment or debt extinguishment costs; 2) Settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; 3) Contingent consideration payments made after a business combination; 4) Proceeds from the settlement of insurance claims; 5) Proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; 6) Distributions received from equity method investees; 7) Beneficial interests in securitization transactions; and 8) Separately identifiable cash flows and application of the predominance principle. The amendments in this update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently assessing the impact the adoption of this new accounting guidance will have on its consolidated financial statements.

In January 2017, FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other. This amendment eliminates Step 2 of the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Under this amendment, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. The amendments in this update will be effective for annual or interim goodwill impairment test in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. This amendment is not expected to have an impact on our consolidated financial statements.

Note 3. Related Party Transactions

During the three months ended September 30, 2017, we paid Goldman Sachs approximately $19,000 in interest, compared to $0 during the three months ended September 30, 2016. During the nine months ended September 30, 2017, we paid Goldman Sachs approximately $30,000 in interest, compared to approximately $23,000 during the nine months ended September 30, 2016. As of September 30, 2017, Goldman Sachs owned $3.3 million of the 2015 Term Loans and committed to provide up to $7.5 million of the 2015 Revolving Facility. As of December 31, 2016, Goldman Sachs owned approximately $0 of the 2015 Term Loans and committed to provide up to $7.5 million of the 2015 Revolving Credit Facility. As of September 30, 2017 and December 31, 2016, there was no accrued interest due to Goldman Sachs.

The Realty Management Division of Goldman Sachs, or Goldman Sachs RMD, provides various services to us such as environmental services and insurance brokerage. We expensed Goldman Sachs RMD fees of $86,000 during the three months ended September 30, 2017, compared to $0 for the three months ended September 30, 2016. We expensed Goldman Sachs RMD fees of $86,000 during the nine months ended September 30, 2017, compared to $410,000 for the nine months ended September 30, 2016. As of September 30, 2017 and December 31, 2016, we owed Goldman Sachs RMD $0.

On February 24, 2015, we entered into an agreement with Travel Tripper LLC, or TTL, to utilize their technology for online hotel reservations. TTL is owned by an affiliate of Highgate (23%) and an employee of Highgate (40%). Highgate owns a less than 5% membership interest in Holdings. We expensed fees of approximately $73,000 during the three months ended September 30, 2017 compared to $61,000 for the three months ended September 30, 2016. We expensed fees of approximately $167,000 during the nine months ended September 30, 2017 compared to $160,000 during the nine months ended September 30, 2016. As of September 30, 2017 and December 31, 2016, we owed TTL approximately $22,000 and $11,000, respectively.

On October 3, 2008, we entered into a participation agreement with Nor1, Inc., or Nor1, to utilize their technology to help sell perishable suite and room inventories. Nor1 gives the guest who books on-line the opportunity to book a non-guaranteed suite or upgraded rooms at a discounted rate if such is available at check-in. If the suite or upgraded room is awarded, Nor1 is paid 25% of the upgrade fee. Goldman Sachs owns less than 5% of Nor1. We expensed fees of approximately $3,000 during the three months ended September 30, 2017 compared to $5,000 for the three months ended September 30, 2016. We expensed fees of approximately $8,000 during the nine months ended September 30, 2017 compared to $16,000 for the nine months ended September 30, 2016. As of September 30, 2017 and December 31, 2016, we owed Nor1 approximately $1,000.

If a proposed transaction appears to or does involve a related person, the transaction is presented to our management for review. If management determines such transaction involves a related party or is unable to determine if a transaction is with a related party it will be presented to our audit committee for review. The audit committee is authorized to retain and pay such independent advisors as it deems necessary to properly evaluate the proposed transaction, including, without limitation, outside legal counsel and financial advisors to determine the fair value of the transaction.

Note 4. Intangible Assets

Pursuant to authoritative guidance, indefinite-lived intangible assets are subject to an annual assessment for impairment during the fourth quarter, or more frequently if there are indications of possible impairment, by applying a fair-value-based test.

Our indefinite-lived intangible assets consist of trade names. Intangible assets are recorded at cost or at fair value on the date of acquisition.

As of September 30, 2017 and December 31, 2016, we had the following indefinite-lived intangible assets.

	September 30, 2017	December 31, 2016
	Carrying	Carrying
	Amount	Amount
	(in thousands)
Non-amortizing intangible assets:
Trade Name	$15,507	$15,507
	$15,507	$15,507

Note 5. Debt

As of the dates set forth below, long-term debt and capital lease obligations consisted of the following:

	September 30, 2017	December 31, 2016
	(In thousands)

2015 Term Loans due July 7, 2022, interest at a 3.25% margin above reserve-adjusted eurodollar rate, with a 1.00% floor	$173,363	$225,575
2015 Revolving Facility	—	—
Unamortized discount and debt issuance costs	(4,310)	(5,962)
Capital lease obligations	948	948
Total long-term debt and capital lease obligations	170,001	220,561
Current portion of long-term debt and capital lease obligations	(169,053)	(2,950)
Total long-term debt and capital lease obligations, net	$948	$217,611

2015 Term Loans and Revolving Facility

On October 20, 2017 in connection with the completion of the transaction, the 2015 Term Loans were redeemed.

On July 7, 2015, the Company and certain of its subsidiaries, or the Guarantors, entered into a Credit and Guaranty Agreement, or the Credit Agreement, with the lenders party thereto from time to time, or the Lenders, Deutsche Bank AG New York Branch, or DBNY, as administrative agent and collateral agent, Goldman Sachs Lending Partners LLC or Goldman Sachs LP, and Deutsche Bank Securities Inc. or DBSI, as joint lead arrangers, joint bookrunners and co-syndication agents, and DBSI as documentation agent. The Guarantors pledged as collateral all of the real, personal and mixed property, including equity interests, in which liens are purported to be granted pursuant to the collateral documents. Pursuant to the terms of the Credit Agreement, the Lenders provided the Company with senior secured loan facilities in an aggregate principal amount of $310 million, consisting of $295 million of senior secured term loans, or the 2015 Term Loans, and a $15 million revolving credit facility, or the 2015 Revolving Facility. The maturity date of the 2015 Term Loans is the earlier to occur of (i) July 7, 2022 and (ii) the acceleration of the Term Loans, and the maturity date of the 2015 Revolving Facility is the earlier to occur of (i) July 7, 2020 and (ii) the acceleration of the 2015 Revolving Facility. The proceeds of the 2015 Term Loans were used, together with cash on hand, to repay in full the Company’s existing debt under the 2013 Credit Agreements.

The 2015 Term Loans bear interest either at a base rate plus 2.75% per annum or at the reserve-adjusted eurodollar rate plus 3.75% per annum. In the case of eurodollar rate loans, interest is computed on the basis of a 360-day year and the actual number of days between interest periods, with interest payable on the last day of each interest period of one month, two months, or three months, or, in the case of interest periods longer than three months, every three months. As of September 30, 2017, all outstanding 2015 Term Loans are eurodollar loans. The 2015 Term Loans are subject to scheduled principal payments on the last day of each calendar quarter ending on and after December 31, 2015 in an amount equal to 0.25% of the original principal balance. The 2015 Term Loans are also subject to annual principal payments based on excess cash flow for the period of August 1, 2015 through December 31, 2015, and for all fiscal years ending on and after December 31, 2016 through the maturity date of the 2015 Term Loans. The percentage of excess cash flow required to be prepaid will vary based on the ratio of total indebtedness (net of unrestricted cash) to trailing four quarter adjusted EBITDA. In addition, we are entitled to, at any time, make voluntary principal prepayments to the 2015 Term Loans in amounts of $1 million or greater.

On April 28, 2017 and May 30, 2017 we made voluntary principal payments of $40.0 million and $10.0 million, respectively, to the 2015 Term Loans. We recognized a loss on debt redemption of approximately $881,000 in connection with these principal payments.

On March 31, 2016 and October 24, 2016 we made voluntary principal payments of $35.0 million and $30.0 million, respectively, to the 2015 Term Loans. We recognized a loss on debt redemption of approximately $1.9 million in connection with these principal payments.

On October 31, 2016 we entered into an amendment of the Credit Agreement. The amendment reduced the interest rate on the 2015 Term Loans by 50 basis points per annum. The 2015 Term Loans will now bear interest at either a base rate plus 2.25% per annum or at the reserve-adjusted eurodollar rate plus 3.25% per annum.

The 2015 Revolving Facilities bear interest at a base rate plus an applicable margin that is 1.25%, 1.75% or 2.25% per annum (depending on the Company’s First Lien Leverage Ratio) or the reserve-adjusted Eurodollar rate plus an applicable margin that is 2.25%, 2.75% or 3.25% per annum (depending on the Company’s First Lien Net Leverage Ratio). In the case of eurodollar rate revolving facilities, interest is computed on the basis of a 360-day year and the actual number of days between interest periods, with interest payable on the last day of each interest period of one month, two months, or three months, or, in the case of interest periods longer than three months, every three months. We will also pay a commitment fee equal to the applicable revolving commitment fee percentage times the average daily difference between the revolving commitments and the aggregate principal amount of any outstanding revolving loans. The applicable revolving commitment fee percentage is either 0.250% or 0.375% per annum (depending on the Company’s First Lien Net Leverage Ratio). We may at the expiration of any interest period convert all or a portion of the Revolving Facility to base rate loans or Eurodollar loans. We may at any time request voluntary commitment reductions to the Revolving Facility in amounts of $1 million or greater.

As of September 30, 2017 and December 31, 2016 there were no borrowings outstanding under the 2015 Revolving Facility.

The Credit Agreement includes a number of covenants that place restrictions on how we may operate our business, including, among others (i) restrictions on incurring other indebtedness and liens; (ii) a springing financial maintenance covenant; and (iii) restrictions on distributions, investments, acquisitions, significant asset disposals or making fundamental changes to our business. As of September 30, 2017 we were in compliance with the covenants of the Credit Agreement.

Note 6. Commitments and Contingencies

Legal Proceedings

In October 2016, the Company received a draft complaint, alleging that Company employees were not paid for all time worked on and off the clock for the prior three years ending in October 2016. Another proposed suit, on or about this same time, alleged the Company violated the Fair Labor Standards Act or FLSA and Nevada law by allegedly failing to compensate employees for a certain amount of time performing pre- and post-shift “banking” activities off-the-clock. On May 2, 2017, the parties reached a tentative settlement on all the complainant’s claims. The company recorded a settlement expense of $800,000 during the three months ended June 30, 2017. The settlement is subject to court approval and administration of the claims once approved.

We are, from time to time, a party to various legal proceedings arising out of our businesses. We believe, however, there are no additional proceedings pending or threatened against us, which, if determined adversely, would have a material adverse effect upon our financial condition, results of operations or liquidity.

Note 7. Share-Based Compensation

The Company accounts for share-based compensation under ASC 718, Compensation-Stock Compensation. We recognized share-based compensation expenses of approximately $2.4 million for the three months ended September 30, 2017, compared to $282,000 for three months ended September 30, 2016. We recognized share-based compensation expenses of approximately $2.4 million for the nine months ended September 30, 2017, compared to $841,000 for the nine months ended September 30, 2016. These amounts are included in selling, general and administrative expenses in our Condensed Consolidated Statements of Operations.

There are 16,500,000 stock options and 2,500,000 restricted stock units, or RSUs, available for issuance under the W2007/ACEP Holdings, LLC 2013 Management Incentive Plan, or 2013 Plan, that was approved on March 26, 2014. On March 26, 2014, our Board of Directors approved the grant of 2,500,000 RSUs under the 2013 Plan to executive officers, effective April 1, 2014. RSUs only vest upon a qualifying event (generally an initial public offering, the sale or disposition of Holdings’ membership interests in the Company, or sale or other disposition of Holdings). Additionally on March 26, 2014, our Board of Directors approved the grant of 13,035,000 stock options to be measured and valued over the next three years in accordance with ASC 718. All stock options granted under the plan have vested as of December 31, 2016. The stock options expire 10 years from the grant date.

A summary of stock option activity for the nine months ended September 30, 2017 is as follows:

				Weighted-
			Weighted-	Average
			Average	Remaining
	Options	Exercise Price	Exercise Price	Contractual Life
				(in years)
Outstanding at December 31, 2016	13,035,000	$1.00	$1.00	7.25
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Outstanding at September 30, 2017	13,035,000	$1.00	$1.00	6.50
Vested at September 30, 2017	13,035,000	$1.00	$1.00	6.50
Exercisable at September 30, 2017	13,035,000	$1.00	$1.00	6.50

The fair value of each stock option granted under the 2013 Plan is estimated on the date of the grant using the Black-Scholes-Merton option-pricing model.

A summary of RSU activity for the nine months ended September 30, 2017 is as follows:

		Grant Date Fair
	RSUs	Value per RSU
Outstanding at December 31, 2016	2,500,000	$0.96
Granted	—	—
Exercised	—	—
Cancelled	—	—
Vested	(2,500,000)	0.96
Outstanding at September 30, 2017	0	$0

During the three months ended September 30, 2017, the Company determined that in relation to the previously unvested restricted stock awards that the occurrence of a qualifying vesting event had become probable. During the three months ended September 30, 2017, we expensed $2.4 million for compensation cost related to restricted stock awards, compared to $0 for the three months ended September 30, 2016. As of September 30, 2017, there was $0 of total unrecognized compensation cost related to all unvested restricted stock awards.

Note 8. Subsequent Events

The Company evaluated its financial statements for subsequent events through November 6, 2017, the date these financial statements were available to be issued. On October 20, 2017, the Company was acquired by Golden. Under the terms of the Purchase Agreement, the aggregate consideration paid by Golden for the transaction was $850 million, consisting of $781 million in cash and the issuance of 4,046,494 shares of Golden common stock to Holdings.